UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2020

ORBCOMM Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33118	41-2118289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

395 W. Passaic Street

Rochelle Park, New Jersey 07662

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (703) 433-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ORBC	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01       Entry into a Material Definitive Agreement

On June 25, 2020, ORBCOMM Inc. (the “Company”) and certain of its subsidiaries, as guarantors, entered into a first amendment to senior secured revolving credit agreement (the “Amendment”) with JPMorgan Chase Bank, N.A. (“JPMorgan Chase”), as administrative agent.  The existing Credit Agreement, dated December 18, 2017, continues to provide for a revolving credit facility in an aggregate principal amount of up to $25,000,000 (the “Facility”) for working capital and general corporate purposes. The Facility also continues to mature on December 18, 2022 (the “Maturity Date”).  The Amendment does not change the maximum amount that may be borrowed or the Maturity Date of the Facility.  The primary purpose of the Amendment is to modify the allowable leverage and interest coverage ratios to provide the Company with access to additional liquidity during the COVID-19 pandemic.  While the Company does not currently expect to draw on the Facility, the Amendment provides additional flexibility and margin in the allowable financial covenant ratios.  In connection with entering into the Amendment, the Company repaid the $15,000,000 that the Company had drawn from the Facility in March 2020.

At the Company’s election, extensions of loans under the Facility will bear interest at an alternative base rate or an adjusted LIBO rate, plus an applicable margin as described below. The applicable interest margins under the Amendment increased 1.00% from the existing margins under the Credit Agreement: (1) from 1.50% to 2.50% in the case of alternative base rate loans and (2) from 2.50% to 3.50% in the case of adjusted LIBO rate loans.

The foregoing description of the Credit Agreement, as amended by the Amendment, is only a summary and is qualified in its entirety by reference to the full text of (i) the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference; and (ii) the existing Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 22, 2017 and incorporated herein by reference.

Item 8.01       Other Events.

As previously reported, on April 10, 2020 the Company received proceeds from a loan in the amount of $7,588,107 (the “PPP Loan”) from JPMorgan Chase, as lender, pursuant to the Paycheck Protection Program (the “PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The PPP Loan matures on April 5, 2022 and bears interest at a rate of 0.98% per annum. The PPP Loan may be prepaid by the Company at any time prior to the maturity date with no prepayment penalties.

The Company believes that it qualified to apply for and receive the PPP Loan pursuant to the PPP under the provisions of the CARES Act and the Small Business Administration (“SBA”) guidance in effect at that time. In light of the Company entering into the Amendment described in Item 1.01 above to provide the Company with access to additional liquidity, the Company’s improved outlook on its ability to generate cash from operations in the quarter ended June 30, 2020, the evolving requirements and the new guidance issued by the SBA subsequent to the Company’s receipt of the PPP Loan, the Board of Directors of the Company determined that the Company would repay the full amount of the PPP Loan received and any accrued interest.  The Company expects to complete the repayment of the PPP Loan by June 30, 2020.

This Current Report on Form 8-K contains forward-looking statements, including regarding the Company’s cash flow outlook for the quarter ended June 30, 2020. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors, certain of which are discussed in more detail in the Company’s Annual

Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Item 9.01       Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description

10.1	First Amendment to Credit Agreement dated June 25, 2020 among the Company and certain of its subsidiaries, as guarantors, and JPMorgan Chase.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBCOMM Inc.

By	/s/ Christian Le Brun
Name:	Christian Le Brun
Title:	Executive Vice President, General Counsel and Secretary Officer
Date:	June 26, 2020